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                                                                      Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated July 24, 2001 included in this Form 10-KSB, into the Company's previously filed Registration Statements on Form S-3, File Numbers 333-35884, 333-87977 and 333-66297 and on Form S-8, File Numbers 333-89989, 333-94125 and
33-72108.

                                                     /s/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 20, 2001